Exhibit 99.1

Bright Mountain Media Appoints Pamela J. Parizek to the Board of Directors

Renowned Industry Thought Leader Brings 30+ Years of Financial Reporting and Regulatory Compliance Experience to the Company’s Board of Directors

Boca Raton, FL – October 21, 2020 — Bright Mountain Media, Inc. (OTCQB: BMTM), an end-to-end digital media and advertising services platform, today announced that Pamela J. Parizek, renowned financial reporting and compliance executive and industry thought leader, has been appointed to the Company’s Board of Directors effective immediately.

Ms. Parizek brings with her over 30 years of experience in strategic advisory, compliance, accounting and financial reporting. A Certified Public Accountant, she currently serves as Chair of the Board of Directors of The Foundation for a Smoke-Free World, while concurrently serving on the Board of Trustees of the National Museum of Women in the Arts.

Previously, Ms. Parizek served in the enforcement division of the U.S. Securities and Exchange Commission, led the forensics practice of KPMG and conducted sensitive investigations for Kroll, a business intelligence firm. Ms. Parizek graduated from Harvard College and obtained a J.D. from the Northwestern University School of Law.

“I am pleased to appoint Pamela to our Board of Directors, as she brings decades of invaluable advisory experience to further strengthen our competency in financial reporting and regulatory compliance,” said Kip Speyer, Chairman & Chief Executive Officer of Bright Mountain Media. “Her unique financial insights will help us continue to expand the breadth and depth of our reach as a Company, positioning us to continue to create value for our shareholders.”

“Bright Mountain Media is building a solid digital media company and is well positioned to grow revenues through 2020 and beyond. I look forward to working with Kip Speyer and the Bright Mountain Media Board of Directors,” added Pamela J. Parizek.

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics. Through the removal of middlemen in the advertising services process, Bright Mountain Media efficiently connects brands with targeted consumer demographics while maximizing revenue to publishers. Bright Mountain Media’s assets include Bright Mountain, LLC, MediaHouse (f/k/a NDN), Oceanside (f/k/a S&W Media), and Wild Sky Media including 24 owned and/or managed websites and 15 CTV apps. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes,” and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions., and the realization of any expected benefits from such acquisitions You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on May 14, 2020 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Contact:

Greg Falesnik or Luke Zimmerman

MZ Group - MZ North America

949-259-4987

BMTM@mzgroup.us

www.mzgroup.us